Exhibit 3.4

                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                               PHARMANETICS, INC.


         Pursuant to Section 55-10-07 of the North Carolina General Statutes, the undersigned corporation hereby submits the following for the purpose of amending and restating its Articles of Incorporation and does hereby certify as follows:

         1. The name of the corporation is PharmaNetics, Inc.

         2. The corporation's Articles of Incorporation are hereby amended and restated in their entirety, as set forth in the text of the Amended and Restated Articles of Incorporation attached hereto as Exhibit A.

         3. The Amended and Restated Articles of Incorporation of the corporation were adopted by its Board of Directors without shareholder action on the 24th day of February 2000, in the manner prescribed by law.

         4. These Amended and Restated Articles of Incorporation will be effective upon filing.

                                    PHARMANETICS, INC.


                                    By:_________________________________________
                                        John P. Funkhouser, President and Chief
                                        Executive Officer

                                    EXHIBIT A
                                    ---------

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                               PHARMANETICS, INC.


ARTICLE I.

         The name of the corporation is PharmaNetics, Inc. (the "Corporation").

ARTICLE II.

         The corporation shall have authority to issue 11,000,000 shares, no par value per share, of which 10,000,000 shares shall be designated "Common Stock" and 1,000,000 shall be designated "Preferred Stock ". Of the authorized shares of Preferred Stock, 120,000 shares are designated as Series A Preferred Stock (the "Series A Preferred"), each with the rights, preferences, privileges and restrictions set forth below in this Article II. The Board of Directors of the corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations and restrictions stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation of any series and to fix the number of shares of any series.

         1. Dividend Rights of Series A Preferred. Subject to the rights of additional series of Preferred Stock that may be designated by the Board from time to time, the holders of shares of Series A Preferred shall be entitled to receive dividends, at an annual rate of $6.00 per share of Series A Preferred (as such dollar amount shall be appropriately adjusted for stock dividends, stock combinations, recapitalization or the like, the "Quarterly Dividend Amount") on each March 31, June 30, September 30 and December 31 (each, a "Quarterly Dividend Date") after the date on which such share of Series A Preferred was issued (the "Original Issue Date" for such share), provided that the amount of dividends on the first Quarterly Dividend Date after the Original Issue Date shall equal the Quarterly Dividend Amount multiplied by a fraction
(A) the numerator of which shall equal the number of days from and including the Original Issue Date for such share to and including such first Quarterly Dividend Date, and (B) the denominator of which is Ninety (90). Dividends with respect to the Series A Preferred must be paid quarterly on each Quarterly Dividend Date. The Corporation, at its option, must pay each dividend either (A) in cash on each Quarterly Dividend Date, or (B) in shares of Common Stock of the Corporation ("Common Stock") valued as provided in Subsection 2(b) below on any given Quarterly Dividend Date. The Corporation shall be obligated to declare and pay each quarterly dividend as set forth above so long as the Corporation has funds that may be paid out as dividends without violating any law, rule, or regulation by which the Corporation or its directors are bound.

         2.       Liquidation Preference.

                  (a) Subject to the rights of additional series of Preferred Stock that may be designated by the Board from time to time, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, the holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, an amount per share equal to $100.00 (the "Original Series A Purchase Price") plus any accrued but unpaid dividends for each share of Series A Preferred then held by them, such amounts being adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like after the Original Issue Date. After payment to the holders of the Series A Preferred of the amounts set forth in this Section 2, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them. If, upon the occurrence of such event, the assets thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred in proportion to the number of shares of Series A Preferred then held by them.

                  (b) (i) For purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall, unless holders of a majority of the then outstanding shares of Series A Preferred elect otherwise, be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Corporation; or (B) a sale of all or substantially all of the assets of the Corporation.

                           (ii) In any of such event, if the consideration
received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities to be delivered to the holders of the Series A Preferred or Common Stock, as the case may be, shall be valued as follows:

                                    (1) If traded on a securities exchange or
                  through the Nasdaq National or SmallCap Market, the value shall be deemed to be the average of the closing prices of the securities on such automated quotation system over the thirty-day period ending three (3) days prior to the closing;

                                    (2) If actively traded over-the-counter, the
                  value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                                    (3) If there is no active public market, the
                  value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the then outstanding shares of Series A Preferred.

                           (iii) In the event the requirements of this
Subsection 2(b) are not complied with, the Corporation shall forthwith either:

                                    (1) cause such closing to be postponed until
such time as the requirements of this Section 2 have been complied with; or

                                    (2) cancel such transaction, in which event
the respective rights, preferences and privileges of the holders of the Series A Preferred shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Subsection 2(b)(iv) below.

                           (iv) The Corporation shall give each holder of record
of Series A Preferred written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. Subject to confidentiality limitations, the first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten
(10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the Corporation's receipt of written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred entitled to such notice rights or similar notice rights.

          3. Conversion. The holders of the Series A Preferred shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date three (3) months following the Original Issue Date of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Purchase Price plus any accrued but unpaid dividends by the Conversion Price (as defined below) applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial "Conversion Price" per share for shares of Series A Preferred shall be $10.00 (calculated as one-tenth (1/10th) of the Original Series A Purchase Price); provided, however, that the Conversion Price for the Series A Preferred shall be subject to adjustment as set forth in subsection 3(d).

                  (b) Automatic Conversion. At any time after the date three months following the Original Issue Date, each share of Series A Preferred shall be automatically converted into shares of Common Stock at the Conversion Price in effect at the time upon the date specified by unanimous written consent or agreement of the holders of all of the then outstanding shares of Series A Preferred.

                  (c) Mechanics of Conversion.

                           (i) Conversion Pursuant to Section 3 (a). Before any
holder of Series A Preferred shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred, and shall give written notice to the Corporation at such office that he/she elects to convert the same, and shall state therein the name or names which he/she wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to each holder of Series A Preferred, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he/she shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                           (ii) Conversion Pursuant to Section 3(b). If shares
of Series A Preferred are automatically converted, written notice shall be delivered to the holder of such shares of Series A Preferred at the address last shown on the records of the Corporation for such holder or given by such holder to the Corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located, notifying such holder of the conversion to be effected, specifying the date on which such conversion is expected to occur, the number of shares of Series A Preferred to be converted and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates therefor. Upon such conversion of the shares of Series A Preferred, holders shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred, and shall state therein the name or names which he/she wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to each holder of Series A Preferred, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he/she shall be entitled. Any conversion of Series A Preferred pursuant to
Section 3(b) shall be deemed to have been made immediately prior to the closing of the issuance and sale of shares as described in Section 3(b).

                           (iii) Fractional Shares. No fractional shares shall
be issued upon conversion of the Series A Preferred. In lieu of the Corporation issuing any fractional shares to holders upon the conversion of the Series A Preferred, the Corporation shall pay to such holders an amount in cash equal to the product obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to the previous sentence.

                  (d) Adjustment of Conversion Price. The number of shares of Common Stock into which the Series A Preferred may be converted shall be subject to adjustment from time to time as follows:

                           (i) Adjustments for Stock Splits and Subdivisions. In
the event the Corporation should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of the Series A Preferred shall be increased in proportion to such increase of outstanding shares.

                           (ii) Adjustments for Reverse Stock Splits. If the
number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

                           (iii) Recapitalizations. If at any time or from time
to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3 or Section 2) provision shall be made so that the holders of the Series A Preferred shall thereafter be entitled to receive upon conversion of the Series A Preferred the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series A Preferred after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred) shall be applicable after that event as nearly equivalent as may be practicable.

                           (iv) Issuances at Less Than Fair Market Value. Upon
the issuance or sale by the Corporation of:

                           (1) Common Stock for a consideration per share less than the Fair Market Value (as defined below) in effect immediately prior to the time of such issue or sale; or

                           (2) any Stock Purchase Rights (as defined below) where the consideration per share for which shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Convertible Securities, upon the subsequent conversion or exchange of such Convertible Securities) shall be less than the Fair Market Value in effect immediately prior to the time of the issue or sale of such Stock Purchase Rights; or

                           (3)  any Convertible Securities where the
                                consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Fair Market Value in effect immediately prior to the time of the issue or sale of such Convertible Securities;

other than an issuance of Common Stock pursuant to Subsections 3(d)(i), 3(d)(ii) or 3(d)(v)(6) hereof (any such issuance shall be referred to hereinafter as a "Dilutive Issuance"), then forthwith upon such issue or sale, such applicable Conversion Price shall be reduced to the Weighted Average Price (as defined below).

         The "Weighted Average Price" shall be determined by the following formula:

                                           CP(1) = CP *  N + C
                                                       --------
                                                         N + AS
         where:

                  CP(1) =  the Weighted Average Price;

                  CP    =  the former Conversion Price;

                  N     =  the number of shares of Common Stock outstanding
                           immediately prior to such issuance (or deemed issuance) assuming exercise or conversion of all outstanding securities exercisable for or convertible into Common Stock;

                  C     =  the number of shares of Common Stock that the
                           aggregate consideration received or deemed to be received by the Corporation for the total number of additional securities so issued or deemed to be issued would purchase if the purchase price per share were equal to the Fair Market Value;

         AS  =    the number of shares of Common Stock so issued or deemed to be issued


Notwithstanding the foregoing, no Conversion Price shall at such time be reduced if such reduction would be an amount less than $.01, but any such amount shall be carried forward and deduction with respect thereto made at the time of and together with any subsequent reduction that, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more. Provided, further, that exercise of Stock Purchase Rights or conversion of Convertible Securities shall not be deemed a Dilutive Issuance.

                           (v) For purposes of this Section 3(d), the following
provisions will be applicable:

                           (1) "Convertible Securities" shall mean evidences of
                               indebtedness, shares of stock (including, without limitation, the Series A Preferred Stock) or other securities that are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock.

                           (2) "Stock Purchase Rights" shall mean any warrants,
                               options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities.

                           (3) Convertible Securities and Stock Purchase Rights
                               shall be deemed outstanding and issued or sold at the time of such issue or sale.

                           (4) Determination of Consideration. The
                               "consideration actually received" by the
                               Corporation for the issuance, sale, grant or assumption of shares of Common Stock, irrespective of the accounting treatment of such consideration, shall be valued as follows:


                                    (A) Cash Payment. In the case of cash, the
net amount received by the Corporation after deduction of any accrued interest or dividends and before deducting any expenses paid or incurred and any underwriting commissions or concessions paid or allowed by the Corporation in connection with such issue or sale;

                                    (B) Noncash Payment. In the case of
consideration other than cash, the value of such consideration, which shall not include the value of any Convertible Securities being converted or exchanged, as determined by the Board of Directors in good faith, after deducting any accrued interest or dividends; and

                                    (C) Stock Purchase Rights and Convertible
Securities. The total consideration, if any, received by the Corporation as consideration for the issuance of the Stock Purchase Rights or the Convertible Securities, as the case may be, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of such Stock Purchase

Rights or upon the conversion or exchange of such Convertible Securities, as the case may be, in each case after deducting any accrued interest or dividends.

                           (5) Readjustment of Conversion Price. In the event of
any change in (i) the consideration, if any, payable upon exercise of any Stock Purchase Rights or upon the conversion or exchange of any Convertible Securities or (ii) the rate at which any Convertible Securities are convertible into or exchangeable for shares of Common Stock, the applicable Conversion Price as computed upon the original issue thereof shall forthwith be readjusted to the Conversion Price that would have been in effect at such time had such Stock Purchase Rights or Convertible Securities provided for such changed purchase price, consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any Stock Purchase Rights not exercised or of any right to convert or exchange under any Convertible Securities not exercised, the applicable Conversion Price then in effect shall forthwith be increased to the Conversion Price that would have been in effect at the time of such expiration had such Stock Purchase Rights or Convertible Securities never been issued. No readjustment of the Conversion Price pursuant to this Subsection 3(d)(v)(5) shall (i) increase the applicable Conversion Price by an amount in excess of the adjustment originally made to the Conversion Price in respect of the issue, sale or grant of the applicable Stock Purchase Rights or Convertible Securities or (ii) require any adjustment to the amount paid or number of shares of Common Stock received by any holder of Series A Preferred Stock upon any conversion of any share of Series A Preferred Stock prior to the date upon which such readjustment to the Conversion Price shall occur.

                           (6) Exclusions. Anything herein to the contrary
notwithstanding, the Corporation shall not be required to make any adjustment of any Conversion Price in the case of (i) the issuance or sale of options, or the shares of stock issuable upon exercise of such options, to purchase shares of Common Stock to directors, officers, employees or consultants of the Corporation pursuant to stock options or stock purchase plans or agreements, pursuant to plans or arrangements approved by the Board of Directors, (ii) the issuance of Common Stock upon conversion of the Series A Preferred Stock and (iii) the issuance of securities in connection with a bona fide business acquisition of or by the Corporation, whether by merger, consolidation, sale of assets, sale of stock or otherwise. The issuances or sales described in the subsections 3(d)(i) and (ii) shall be ignored for purposes of calculating any adjustment to any Conversion Price.

                           (7) Fair Market Value. For purposes of this Section
3(d) "Fair Market Value" shall be equal to the lesser of: (a) the closing sale price of the Corporation's Common Stock on the effective date of issuance, or
(b) the average of the closing sale price of the Corporation's Common Stock or the 15 trading days prior to the effective date of issuance, both prices as reported on Nasdaq or such other principal exchange on which such Common Stock is then traded.

                  (e) No Impairment. Except for taking the actions contemplated by Section 6 below upon obtaining the vote or consent set forth therein, the Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but it will at all times in good faith assist in the carrying out of all of the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred against impairment.

                  (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Preferred pursuant to this Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred.

                  (g) Notices of Record Date. In the event of any taking by the Corporation of the record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each holder of Series A Preferred, at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

                  (h) Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding shares of the Series A Preferred, the Corporation will take such corporate action as may be necessary, in the opinion of its counsel, to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (i) Notices. Any notice required by the provisions of this
Section 3 to be given to the holders of shares of Series A Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of the Corporation.

         4. Redemption. So long as a Registration Statement covering the resale of the Common Stock issued or issuable upon conversion of the Series A Preferred is effective (but only for so long as such Registration Statement is required to remain effective), at the option of the Corporation, upon at least 30 days' written notice to the holders of Series A Preferred, the Corporation may redeem some or all of the Series A Preferred, at a redemption price equal to the Original Series A Purchase Price plus all accrued but unpaid dividends, promptly following the occurrence of any of the following events:

                                            (1) the Common Stock closes at above
                                    $20.00 per share for 20 consecutive trading days on the Corporation's principal exchange or automated quotation system;

                           (2) the completion by the Corporation of a follow-on public offering of at least $10 million of the Corporation's Common Stock at a price per share of at least 15% of the per share Purchase Price of the Series A Preferred, subject to adjustment as described herein for stock splits, stock dividends, reorganizations, and the like;

                           (3) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) that results in the transfer of 50% of more of the outstanding voting power of the Corporation;

                           (4) a sale of all or substantially all of the assets of the Corporation; or

                           (5)      at any time after the fourth (4th)
                                    anniversary of the Original Issue Date.

                  Holders of the Series A Preferred shall be entitled to convert their shares of Series A Preferred Stock into Common Stock during the 30-day notice period of this Section 4(a).


         5. Voting Matters. Except as otherwise required by law, each share of Series A Preferred issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which the Series A Preferred is convertible pursuant to Section 3 hereof. The holder of each share of Series A Preferred shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Corporation, and shall vote with the holders of the Common Stock upon any matter submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote.

         6. Covenant. In addition to any other rights provided by law, so long as any Series A Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than two-thirds of the then outstanding shares of Series A Preferred Stock voting together as a single class:

                  (a) alter or change the rights, preferences or privileges of the shares of the Series A Preferred;

                  (b) increase or decrease the authorized number of shares of the Series A Preferred; or

                  (c) authorize or create any new class of shares or additional series of Preferred Stock having rights, preferences or privileges prior to shares of the Series A Preferred,

                  if such Series A Preferred would be adversely affected by such amendment in a manner different from other than outstanding shares of Preferred Stock (it being understood that, without limiting the foregoing, different shares of Preferred Stock shall not be affected differently because of differences in the amounts of their respective issue prices, liquidation preferences and redemption prices).

         7. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

                                                        ARTICLE III.

         The street address and county of the registered office of the corporation are 5301 Departure Drive, Raleigh, Wake County, North Carolina 27616 and the name of the registered agent at such address is Paul T. Storey. The mailing address of the registered office of the corporation if the same as its street address.

                                   ARTICLE IV.

         Except to the extent that the North Carolina General Statutes prohibit such limitation or elimination of liability of directors for breaches of duty, no director of the corporation shall be liable to the corporation or to any of its shareholders for monetary damages for breach of duty as a director. No amendment to or repeal of this provision or adoption of a provision inconsistent herewith shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal or adoption of an inconsistent provision. The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability that has not been eliminated by the provisions of this Article.